Alternative Securities Market, LLC

Corporate: 4136 Del Rey Avenue, Marina Del Rey, California 90292

Office: (800) 366 - 0908 /  Email: Legal@ASMGCorp.com

http://www.ASMX.CO / http://www.ASMGCorp.com

http://www.AlternativeSecuritiesMarket.com

ESCROW SERVICES AGREEMENT:

This Agreement is made and entered into as of August 14th, 2015 by and between Alternative Securities Market, LLC (“Trustee” or “Escrow Agent”) and StepOne Personal Health, Inc.. (“Issuer”) for the Securities Offering known as “StepOne Personal Health Preferred Stock”.

RECITALS:

WHEREAS, the Issuer proposes to offer for sale to Investors as disclosed in its Offering materials, Securities pursuant to either a) Rule 506 promulgated by the U.S. Securities and Exchange Commission (SEC) under the Securities Act of 1933, as amended (the Securities Act); b) Regulation A+ promulgated by the SEC as modified by final rules adopted per Title IV of the Jumpstart Our Business Startups (JOBS) Act; or c) another Federal or State Exemption from registration, either directly (issuer-direct) and/or through one or more FINRA Registered Broker Dealers as a selling group (syndicate), the equity and/or debt securities of the Issuer (the Securities) in the amount of ATLEAST $100,000.00 USD (the Minimum Amount of the Offering) up to $2,100,000.00 USD (the Maximum Amount of the Offering).

WHEREAS, the Issuer desires to establish an Escrow Account in which funds received from prospective Investors (Subscribers) will be held during the Offering, subject to the terms and conditions of this Agreement. Alternative Securities Market, LLC agrees to serve as Trustee or Escrow Agent (herein referred to as Trustee) for the subscribers with respect to such Escrow Account pursuant to SEC Rule 15c2-4(b) and in accordance with the terms and conditions set forth herein. This includes, without limitation, that the Escrow Account will be held at an FDIC Member Bank in separate named (as defined below) account. For purposes of communications and directives, the Trustee shall be the sole administrator of the Escrow Account.

AGREEMENT:

NOW THEREFORE, in consideration of the foregoing, it is hereby agreed as follows:

1.

Establishment of Escrow Account. Prior to Issuer initiating the Offering, and prior to the receipt of the first Investor Funds, the Trustee shall establish an account at and FDIC insured U.S. Bank (the Bank) entitled Alternative Securities Market, LLC as Trustee for Investors in StepOne Personal Health Preferred Stock (the Escrow Account). The Escrow Account shall be a segregated, deposit account of the Trustee at the Bank. All parties agree to maintain the Escrow Account act with respect to the Escrow Account and escrowed funds in a manner that is compliant with SEC Rules 10b-9 and 15c2-4, promulgated under the Securities Act of 1934, as amended.

2.

Escrow Period. The Escrow Period shall begin with the commencement of the Offering and shall terminate in whole or in part upon the earlier to occur of the following:

a.

The date upon which the Minimum Number of Securities required to be sold (the Minimum) in bona fide transactions that are fully paid for, which is defined to occur when the Trustee has received gross proceeds of at least the Minimum Amount of the Offering that have cleared in the Escrow Account and the Offering has closed; or

b.

The expiration of 365 days from the date of commencement of the Offering; or

c.

The date upon which a determination is made by the Issuer and/or their authorized representatives, including any lead broker or placement agent, to terminate the Offering prior to closing.

3.

During the Escrow Period, the parties agree that (i) the Escrow Account and escrowed funds will be held for the benefit of the Subscribers, and that (ii) the Issuer is not entitled to any funds received into escrow, and that no amounts deposited into the Escrow Account shall become the property of the Issuer or any other entity, or be subject to any debts, liens or encumbrances of any kind of the Issuer or any other entity, until the contingency has been satisfied by the sale of the Minimum of such Securities to such Investors in bona fide transactions that are fully paid for, in accordance with Regulation D, Regulation A+, another Federal or State Exemption from registration, and as specified

Alternative Securities Market, LLC

Corporate: 4136 Del Rey Avenue, Marina Del Rey, California 90292

Office: (800) 366 - 0908 /  Email: Legal@ASMGCorp.com

http://www.ASMX.CO / http://www.ASMGCorp.com

http://www.AlternativeSecuritiesMarket.com

in the Offering Documents. Furthermore, unless specifically and unanimously agreed by all Subscribers, the Offering term may not be extended by the Issuer or any other party.

In addition, the Issuer and Escrow Agent acknowledge that the total funds raised cannot exceed the Maximum Amount of the Offering permitted by the Offering Memorandum. Issuer represents that no funds have yet been raised for StepOne Personal Health Preferred Stock and that all funds to be raised for StepOne Personal Health Preferred Stock will be deposited in the Escrow Account established by Alternative Securities Market, LLC.

4.

Deposits into the Escrow Account. All Subscribers will be instructed by Issuer or its agents to transfer funds by wire, ACH or deliver check(s) made payable directly to Alternative Securities Market, LLC. Alternative Securities Market, LLC, as Trustee, shall promptly deposit all monies received from Subscribers for the payment of the Securities into the Escrow Account, with an accounting of each posted to its ledger, which also sets forth, among other things, each Subscribers name and address, the quantity of Securities purchased, and the amount paid. All monies so deposited in the Escrow Account are hereinafter referred to as the “Escrow Amount”. Issuer or its agents shall promptly, concurrent with any new or modified subscription, provide Trustee with a copy of the Subscribers signed subscription agreement and other information as may be reasonably requested by Trustee in the performance of its duties under this Agreement. As required by government regulations pertaining to U.S. Treasury, Federal Law requires financial institutions to obtain, reasonably verify and record information that identifies each person (natural person or legal entity, including its authorized persons) who funds and executes securities transactions. Information requested of the Issuer and Subscribers will be typical information requested in the gathering and verification guidelines and best practices promulgated by anti-money laundering (AML) rules and regulations and those regulatory agencies that enforce them.

Trustee is under no duty or responsibility to enforce collection of any wire, check, or ACH delivered to it hereunder.

The Trustee reserves the right to deny, suspend or terminate participating in the Escrow Account of any Subscriber to the extend the Trustee deems it advisable or necessary to comply with applicable laws or to eliminate practices that are not consistent with securities industry laws, rules, regulations or best practices. Trustee may at any time reject or return funds to any Subscriber (i) that do not clear background checks (anti-money laundering, USA Patriot Act, Social Security Number issues, etc) to the satisfaction of Trustee, in its sole and absolute discretion, or, (ii) for which Trustee determines in its sole discretion that it would be improper or unlawful for Trustee to accept or hold the applicable Subscribers funds as Trustee due to, among other possible issues, issues with the Subscriber on the source of the Subscribers Funds. Trustee shall promptly inform the Issuer of any such return or rejection.

5.

Disbursements from the Escrow Account. In the event the Trustee does not receive the Minimum prior to the termination of the Escrow Period, the Trustee shall terminate escrow and make full and prompt return of funds so that the refunds are made to each Subscriber in the exact amount received from the Subscriber, without deduction, penalty, or expense to the Subscriber.

In the event the Trustee receives cleared funds for at least the Minimum prior to the termination of the Escrow Period and Trustee receives a written instruction from the Issuer, the Trustee shall, pursuant to those instructions, pay such Escrow Amount for all accepted subscriptions pursuant to the instructions of the Issuer, but subject to Trustees Rights (set forth in this Escrow Services Agreement and Alternative Securities Market, LLC’s policies) concerning Return Period funds (defined as the time period for the Subscriber has to seek a return of funds, or to seek to avoid liability for the funds by claiming the transaction was unauthorized) (First Closing). After the First Closing, with respect to any additional collected funds received from Subscribers and held by the Trustee prior to the termination date, the Trustee shall, upon receipt of written instructions from the Issuer, including identifying additional participating Subscribers and the corresponding Escrow Amount, pay such Escrow Amount specified in the written instructions, but subject to the Trustees Rights concerning Return Period funds (discussed above). Funds, when remitted to the Issuer will be deposited in a non-interest bearing business checking account at a bank established in the name disclosed in the Offering Documents. Issuer acknowledges that there is a 24 hour (one business day) processing time once a request has been received to break escrow or otherwise move funds. This is to accommodate the time needed to compare the request to the Offering Documents, to ensure AML has been completed, and to prepare funds for disbursement.

Issuer hereby irrevocably authorizes Trustee to deduct broker fees and other funds for management and offering and selling expenses from the gross proceeds of the Escrow Account prior to remitting such funds, if and when due, to

Alternative Securities Market, LLC

Corporate: 4136 Del Rey Avenue, Marina Del Rey, California 90292

Office: (800) 366 - 0908 /  Email: Legal@ASMGCorp.com

http://www.ASMX.CO / http://www.ASMGCorp.com

http://www.AlternativeSecuritiesMarket.com

Issuer. Trustee is hereby directed to remit such funds directly to the broker(s) and other parties, if any, to which they are due. Net proceeds (meaning gross proceeds less amounts remitted to brokers and other parties, and interest earned or accumulated in the Escrow Account) will then be remitted to Issuer as described above.

Furthermore, Issuer direct Trustee to accept instructions regarding fees from any registered securities broker in the syndicate, if any.

6.

Collection Procedure. Trustee is hereby authorized, upon receipt of Subscriber funds, to promptly deposit them in the Escrow Account. Any Subscriber funds which fail to clear or are subsequently reversed, including but not limited to ACH chargebacks and wire recalls, shall be debited to the Escrow Account, with such debits reflected on the escrow ledger. Any and all fees paid by the Issuer for funds receipt and processing are non-refundable, regardless of whether ultimately cleared, failed, rescinded, returned or recalled. In the event of any Subscriber refunds, returns or recalls after funds have already been remitted to the Issuer, then Issuer hereby irrevocably agrees to immediately and without delay or dispute send equivalent funds to Trustee to cover the refund, return or recall. If Issuer has any dispute or disagreement with their Subscriber, then that, separate and apart from this Agreement, the Issuer will address such situation directly with such Subscriber, including taking whatever actins the Issuer determines to be appropriate, but the Issuer shall regardless, remit funds to Trustee and not involve Trustee in any such disputes.

7.

Investment of Escrow Amount. The Trustee may, at its discretion, invest any or all of the Escrow Account balance as permitted under SEC Rule 15c2-4. This generally means short-term investments in: (1) Bank Accounts, (2) Bank Money Market Accounts, (3) Short Term Certificates of Deposit issued by a Bank, and/or (4) Short-term Securities issued or guaranteed by the U.S. Government. Interest accumulated on the balances is the property of the Trustee as part of its Escrow Administration Fee.

8.

Escrow Administration Fees, Compensation of Trustee. The Trustee is entitled to escrow administration fees from the Issuer as detailed on the Alternative Securities Market, LLC Fee Schedule, which Issuer is liable to Trustee to pay and agrees to pay Trustee, even under circumstances where the Issuer has entered an agreement that said fees are to be paid by a funding platform, lead syndicate broker or another representative of the Issuer. All fees are charged immediately upon receipt of this Agreement, and are not contingent in any way on the success or failure of the Offering.

Furthermore, the Trustee is exclusively entitled to retain as part of its compensation any and all investment interest, gains and other income earned pursuant to Item 6 above. No fees, charges or expense reimbursements of the Trustee are reimbursable, and are not subject to pro-rata analysis. All fees and charges, if not paid by a representative of the Issuer (e.g. funding platform, lead syndicate broker, etc), may be made via either the Issuers credit card or ACH information on file with Alternative Securities Market, LLC. It is acknowledged and agreed that no fees, reimbursement for costs and expenses, indemnification for any damages incurred by the Issuer on the Trustee shall be paid out of or chargeable to the Investor Funds on deposit in the Escrow Account.

9.

Term and Termination. This Agreement will remain in full force during the Escrow Period. Even after this Agreement is terminated, certain provisions will remain in effect, including but not limited to items 3, 4, 5, 9, 10 and 12 of this Agreement.

10.

Binding Arbitration, Applicable Law and Venue, Attorney Fees. The parties agree that this Agreement is governed by, and will be interpreted and enforced in accordance with, the laws of the State of California., without regard to principles of conflict  of laws. Any claim dispute arising under this Agreement may only be brought in Arbitration, pursuant to the rules of the American Arbitration Association, with venue in the City of Los Angeles, in the County of Los Angeles, in the State of California. Issuer and Alternative Securities Market, LLC consents to this method of dispute resolution, as well as jurisdiction, and consents to this being a convenient forum for any such claim or dispute. In the event of any dispute among the parties, the prevailing party shall be entitled to recover damages plus reasonable attorney fees, and the decision of the arbitrator shall be final, binding and enforceable in any court.

11.

Indemnity. You agree to defend, indemnify and hold Alternative Securities Market, LLC and its respective related entities (including Alternative Securities Markets Group Corporation), directors, employees, services providers, advertisers, affiliates, officers, agents and partners, as well as any third-party services providers, including (but not limited to) any Federal Bank or other FDIC member bank, harmless from any loss, liability, claim, or demand, including reasonable attorney fees, made by any third party due to or arising out of this Agreement and/or arising from

Alternative Securities Market, LLC

Corporate: 4136 Del Rey Avenue, Marina Del Rey, California 90292

Office: (800) 366 - 0908 /  Email: Legal@ASMGCorp.com

http://www.ASMX.CO / http://www.ASMGCorp.com

http://www.AlternativeSecuritiesMarket.com

a breach of any provision of this Agreement. This defense and indemnification obligation will survive termination of this Agreement.

Alternative Securities Market, LLC reserves the right to assume, at its sole expense, the exclusive defense and control of any such claim of action and all negotiations for settlement or compromise, and Issuer agrees to full cooperate with Alternative Securities Market, LLC in the defense of any such claim, action, settlement or compromise negotiations, as requested by Alternative Securities Market, LLC.

12.

Entire Agreement, Severability and Force Majeure. This Agreement contains the entire agreement between Issuer and Alternative Securities Market, LLC regarding the Escrow Account. If any provision of this Agreement is held invalid, the remainder of this Agreement shall continue in full force and effect. Furthermore, no party shall be responsible for any failure to perform due to acts beyond its reasonable control, including acts of God, terrorism, shortage of supply, labor difficulties (including strikes), war, civil unrest, fire, floods, electrical outages, equipment or transmission failures, internet interruptions, vendor failures (including information technology providers),or other similar causes.

13.

Changes. Trustee may, at its sole discretion, comply with any new, changed, or reinterpreted regulatory or legal rules, laws or regulations, and any interpretations thereof, and without necessity of notice, to modify either this Agreement and/or the Escrow Account to comply or conform to such changes or interpretations. Furthermore, all parties agree that this Agreement shall continue in full force and be valid, unchanged and binding upon any successors of Alternative Securities Market, LLC Changes to this Agreement will be sent to the Issuer via email. If any portion of this Agreement or any change to the Agreement are unacceptable to the Issuer, then the Issuer agrees that it will immediately cancel the Offering and the Trustee will refund all Subscribers, which all parties agree is the Issuers sole and exclusive remedy.

14.

Notices. Any notice to Trustee are to be sent to LEGAL@ALTERNATIVESECURITIESMARKET.COM. Any notices to Issuer will be emailed to the Issuer at: DRBRANDMAN@STEPONEHEALTH.COM.

15.

Language. It is expressly agreed that it is the will of all parties, including Trustee and Issuer, that this Agreement and all related pages, forms, emails, alerts and other communications have been drawn up and/or presented in English.

16.

Electronic Signature and Communications Notice and Consent. Digital (electronic) signatures, often referred to as “E-Signatures”, enable paperless contracts and held speed up business transactions. The 2001 E-Sign Act was meant to ease the adoption of electronic signatures. The mechanics of this Agreement includes you (representative of the Issuer) signing your name to this Agreement by typing in your name and/or writing your time by dragging your mouse or writing on a mouse pad with your finger, with the underlying software recording your IP address, your browser identification, the timestamp, and a securities has within an SSL encrypted environment. This electronically signed Agreement will be available to both Issuer and Trustee, as well as any associated bankers, brokers and platforms so they can access and copy it at any time, and it will be stored and accessible on the Alternative Securities Market. Issuer and Trustee hereby each consent and agree that electronically signing this Agreement constitutes Issuer signature, acceptance and agreement as if actually signed by Issuer in writing. Further, all parties agree that no certification authority or other third party verification is necessary to validate in any way the enforceability of your signature or resulting contract between Issuer and Trustee. You understand and agree that your E-Signature executed in conjunction with the electronic submission of this Agreement shall be legally binding and such transaction shall be considered authorized by you. Issuer agrees that their electronic signature is the legal equivalent of their manual signature on this Agreement and consents to be legally bound by this Agreement’s terms and conditions.

Furthermore, Issuer and Trustee hereby agree that all current and future notices, confirmations and other communications regarding this Escrow Services Agreement specifically, and future communications in general between the parties, may be made by email, sent to the email address of record as set forth in Section 14 above, or as otherwise from time is changed or updated and disclosed to the other party, without necessity of conformation of receipt, delivery or reading, and such form of electronic communication is sufficient for all matters regarding the relationship between the parties. If any such electronically sent communication fails to be received for any reason, including but not limited to such communications being diverted to the recipients spam filters by the recipients email service provider, or due to a recipients change of address, or due to technology issues by the recipients service provider, the parties agree that the burden of such failure to receive is on the recipient and not the sender, and that the sender is under no obligation to resend communications via any other means, including but not limited to postal service or overnight courier, and that such communications shall for all purposes, including legal and regulatory, be deemed to

Alternative Securities Market, LLC

Corporate: 4136 Del Rey Avenue, Marina Del Rey, California 90292

Office: (800) 366 - 0908 /  Email: Legal@ASMGCorp.com

http://www.ASMX.CO / http://www.ASMGCorp.com

http://www.AlternativeSecuritiesMarket.com

have been delivered and received. No physical, paper documents will be sent to Issuer, and if you desire physical documents be delivered, the Issuer agrees to be satisfied by directly and personally printing, at the Issuer’s own expense, the electronically sent communication(s) and maintaining such physical records in any manner or form that the Issuer so desires.

SIGNATURES

The Issuer has duly caused this Escrow Agreement to be signed on its behalf by the undersigned, thereunto duly authorized.

StepOne Personal Health, Inc.

By: Dr. Craig Brandman

By: Dr. Craig Brandman

Name: Dr. Craig Brandman

Title: Chief Executive Officer

___________________________________________________________________________

By: Alternative Securities Market, LLC

By: Mr. Steven J. Muehler

Name: Mr. Steven J. Muehler

Title: Managing Member

Alternative Securities Market, LLC

Corporate: 4136 Del Rey Avenue, Marina Del Rey, California 90292

Office: (800) 366 - 0908 /  Email: Legal@ASMGCorp.com

http://www.ASMX.CO / http://www.ASMGCorp.com

http://www.AlternativeSecuritiesMarket.com

# Signature Certificate

Document Reference: WXT7RXJCXK8Y4XDSMBXBMS

RightSignature
Easy Online Document Signing

**Dr. Brandman**
Party ID: KNTTLRIHW32U5NU2IHGHF8
IP Address: 166.170.46.134
VERIFIED EMAIL: drbrandman@steponehealth.com

Electronic Signature:

Multi-Factor
Digital Fingerprint Checksum: de3024534ea946e4b325a1a3a6e94725 5aa03ba7

**Alternative Securities Markets Group**
Party ID: INTXPRJV8I4L6FRCVNJYGE
IP Address: 4.59.63.62
VERIFIED EMAIL: steve@asmgbank.com

Electronic Signature:

Multi-Factor
Digital Fingerprint Checksum: 3444f31f4710b0055bf3c09b325dee715ea4af f0

| Timestamp | Audit |
| --- | --- |
| 2016-08-14 13:17:21 -0700 | All parties have signed document. Signed copies sent to: Wes Johnson, Dr. Brandman, and Alternative Securities Markets Group. |
| 2015-08-14 13:17:21 -0700 | Document signed by Dr. Brandman (drbrandman@steponehealth.com) with drawn signature. - 166.170.46.134 |
| 2016-08-14 13:16:23 -0700 | Document viewed by Dr. Brandman (drbrandman@steponehealth.com). - 166.170.46.134 |
| 2015-08-14 12:22:25 -0700 | Document signed by Alternative Securities Markets Group (steve@asmgbank.com) with drawn signature. - 4.59.63.62 |
| 2016-08-14 12:22:14 -0700 | Document viewed by Alternative Securities Markets Group (steve@asmgbank.com). - 4.59.63.62 |
| 2016-08-14 12:22:14 -0700 | Document created by Alternative Securities Markets Group (steve@asmgbank.com). - 4.59.63.62 |

This signature page provides a record of the online activity executing this contract.

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